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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement
No. 333-19987 on Form S-3, Registration Statement No. 333-22745 on Form S-8, Registration Statement No. 333-23547 on Form S-4, Registration Statement
No. 333-63443 on Form S-3, Registration Statement No. 333-42930 on Form S-8, Registration Statement No. 333-44960 on Form S-3 and Registration Statement
No. 333-63980 on Form S-3 of Diamond Offshore Drilling, Inc. (the "Company") of our report dated January 22, 2002, (February 14 , 2002 as to the settlement of put options described in Note 1) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP

Houston, Texas
March 18, 2002